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                                                                   EXHIBIT 10.04

                             EMPLOYMENT AGREEMENT


  THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of August 26, 1998, by and between UNITED STATES FILTER CORPORATION, a Delaware corporation (the "Company"), and HARRY K. HORNISH, JR. ("Executive").

                             W I T N E S S E T H :

  WHEREAS, the Company and Executive desire to enter into this Agreement to assure the Company of the continuing and exclusive service of Executive and to set forth the terms and conditions of Executive's employment with the Company;

  NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

  1.  Employment.
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      1.1  Title and Duties.  The Company hereby employs Executive as President
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and Chief Operating Officer - Distribution Group of the Company.  Executive's
duties, responsibilities and authority shall be consistent with Executive's position and shall include such other duties, responsibilities and authority as may be assigned to Executive by the Board of Directors of the Company (the "Board") or the Chief Executive Officer of the Company (the "CEO").

      1.2  Services and Exclusivity of Services.  The Company and Executive
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recognize that the services to be rendered by Executive are of such a nature as to be peculiarly rendered by Executive, encompass the individual ability, managerial skills and business experience of Executive and cannot be measured exclusively in terms of hours or services rendered in any particular period. Executive agrees to devote Executive's full business time and to use

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Executive's best efforts, energy and ability exclusively toward advancing the business, affairs and interests of the Company, and matters related thereto.

     1.3  Noncompetition and Nonsolicitation.  Executive agrees that during the
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Term (as defined in Section 2 below) of this Agreement (and in the case of termination pursuant to Section 5 below for a period of one year thereafter), Executive will neither directly nor indirectly engage in a business competing with any of the businesses conducted by the Company or any of its subsidiaries or affiliates, nor without the prior written consent of the Board directly or indirectly have any interest in, own, manage, operate, control, be connected with as a stockholder, joint venturer, officer, employee, partner or consultant, or otherwise engage, invest or participate in any business that is competitive with any of the businesses conducted by the Company or by any subsidiary or affiliate of the Company; provided, however, that nothing contained in this section 1.3 shall prevent Executive from investing or trading in stocks, bonds, commodities, securities, real estate or other forms of investment for Executive's own account and benefit (directly or indirectly), so long as such investment activities do not significantly interfere with Executive's services to be rendered hereunder and are consistent with the conflict of interest policies maintained by the Company from time to time. Executive further agrees that during the Term of this Agreement (and in the case of termination pursuant to Section 5 below for a period of one year thereafter) Executive will not, in any manner, directly or indirectly induce or attempt to induce any employee of the Company to terminate or abandon his or her employment for any purpose whatsoever (other than for poor performance of an employee employed by the Company at such time).

  2.  Term.  The period of employment under this Agreement (the "Term")
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shall commence as of  the date first set forth above,  (the "Effective Date")
and shall continue for a period of twenty-four (24) full calendar months thereafter, as herein provided. Unless the Company or the Executive gives written notice to the other party to the contrary at least 60 days prior to the end of the Term (including any extension), on the first day of the month following the Effective Date, and on the first day of each month thereafter, the Term shall be automatically extended by one full calendar month. The Term shall continue until the expiration of all

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automatic extensions affected as aforesaid unless and until it ceases or is terminated sooner as provided in this Agreement.

  3.  Compensation.
      ------------

      3.1  Base Salary. During the Term, the Company will pay to Executive a
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base salary at the rate of US$325,000 per year, payable in accordance with the
Company practices in effect from time to time ("Base Salary"). Amounts payable shall be reduced by standard withholding and other authorized deductions. Such Base Salary shall be reviewed for increase (but not decrease) in the sole discretion of the Compensation Committee of the Board of Directors of the Company not less frequently than annually during the Term. In conducting any such review, the Compensation Committee shall consider and take into account, among other things, any change in Executive's responsibilities, performance of Executive, and compensation of other similarly situated executives of the Company and other comparable companies and other pertinent factors. Executive's Base Salary shall not be decreased except upon mutual agreement between the parties.

      3.2  Bonuses, Incentive, Savings and Retirement Plans, Welfare Benefit
           -----------------------------------------------------------------
Plans. Executive shall be entitled to participate in all annual and long-term
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bonuses and incentive, savings and retirement plans generally available to other similarly situated executive employees of the Company. Executive, and Executive's family as the case may be, shall be eligible to participate in and receive all benefits under welfare benefit plans, practices, programs and policies provided to other similarly situated executive employees of the Company, including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs. The Company reserves the right to modify, suspend or discontinue any and all of its benefits referred to in this
Section 3.2 at any time without recourse by Executive so long as such action is taken generally with respect to other similarly situated peer executives and does not single out Executive.

      3.3  Fringe Benefits. Executive shall be entitled to receive fringe
           ---------------
benefits consistent with Executive's duties and position, and in accordance with the benefits provided to other similarly situated executive employees of the Company. The Company reserves the right

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to modify, suspend or discontinue any and all of its fringe benefits referred to in this Section 3.3 at any time without recourse by Executive so long as such action is taken generally with respect to other similarly situated peer executives and does not single out Executive.

      3.4  Expenses.  Executive shall be entitled to reimbursement for expenses
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incurred in the furtherance of the business of the Company in accordance with the Company's practices and procedures, as they may exist from time to time. Executive shall keep complete and accurate records of all expenditures such that Executive may fully account according to the Company's practices and procedures.

      3.5  Vacation. Executive shall be entitled to paid vacations and other
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absences from work that are reasonably consistent with the performance of
Executive's duties as provided in this Agreement. Such vacations and absences shall be in accordance with those generally provided to other similarly situated executive employees.

      3.6  Additional Benefits Upon a Change of Control.
           --------------------------------------------
      (a) In the event a Change of Control occurs during the Term, the Executive shall be entitled to receive, within thirty (30) days after the Change of Control, a cash lump sum amount equal to:

               (i) Executive's Base Salary for the balance of the Term, plus the target annual incentive bonus scheduled for the year in which there is a Change of Control and each year thereafter for the balance of the Term (determined without regard to any performance goals); plus

               (ii) the present value (as determined by a nationally recognized employee benefits consulting firm agreed to by Executive and the Company) of the health, life insurance, disability and accident insurance plans or programs covering Executive for the balance of the Term.

      (b) "Change of Control" shall mean the occurrence of any of the following:

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               (i)  the acquisition by any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision to either of the foregoing, of "beneficial ownership" directly or indirectly, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all "Voting Shares" of the Company;

               (ii) during any year or any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

               (iii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another person (other than (x) a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock other than shares of capital stock owned by any of the parties to the consolidation or merger or (y) a merger which is effected solely to change the jurisdiction of incorporation of the Company or (z) any consolidation with or merger of the Company into a wholly owned subsidiary, or any sale or transfer by the Company of all of substantially all of its assets to one or more of its wholly owned subsidiaries in any one transaction or a series of transactions; or

               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company.

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  Notwithstanding the foregoing, unless otherwise determined by the Board of
  Directors, no change in control of the Company shall be deemed to have occurred if (x) the Executive is a member of a group which first announces a proposal which, if successful, would result in a Change of Control, which proposal (including any modifications thereof) is ultimately successful, or
  (y) the Executive acquires a two percent or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in
  (x) of this paragraph.

  "Beneficial Ownership" shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act, except that a person shall be deemed to be the "beneficial owner" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

  "Voting Share" means all outstanding shares of any class or classes (however designated) of capital stock of the Company entitled to vote generally in the election of the Board of Directors of the Company.

  4.  Confidential Information.

      4.1  General.  Executive acknowledges that during employment by and as a
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result of a relationship with the Company, Executive will obtain knowledge of and gain access to information regarding the Company's business, operations, products, proposed products, production methods, processes, customer lists, advertising, marketing and promotional plans and materials, price lists, pricing policies, financial information and other trade secrets, confidential information and material proprietary to the Company or designated as being confidential by the Company which is not generally known to non-Company personnel, including information and material originated, discovered or developed in whole or in part by Executive (collectively referred to herein as "Confidential Information"). Executive agrees that during the Term of this Agreement and, to the fullest extent permitted by law, thereafter, Executive will, in a fiduciary

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capacity for the benefit of the Company, hold all Confidential Information strictly in confidence and will not directly or indirectly reveal, report, disclose, publish or transfer any of such Confidential Information to any person, firm or other entity, or utilize any of the Confidential Information for any purpose, except in furtherance of Executive's employment under this Agreement.

      4.2  Proprietary Interest. All inventions, designs, improvements, patents,
           --------------------
copyrights and discoveries conceived by Executive during the Term of this Agreement that are useful in or directly or indirectly related to the business of the Company or to any experimental work carried on by the Company, shall be the property of the Company. Executive will promptly and fully disclose to the Company all such inventions, designs, improvements, patents, copyrights and discoveries (whether developed individually or with other persons) and shall take all steps necessary and reasonably required to assure the Company's ownership thereof and to assist the Company in protecting or defending the Company's proprietary rights therein.

      4.3  Return of Materials.  Executive expressly acknowledges that all
           -------------------
lists, books, records and other Confidential Information of the Company obtained in connection with the Company's business is the exclusive property of the Company and that upon the expiration or earlier termination of this Agreement, Executive will immediately surrender and return to the Company all such items and all other property belonging to the Company then in the possession of Executive, and Executive shall not make or retain any copies thereof.

  5.  Termination Prior to Expiration of Term.  Executive's employment, and his
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rights under this Agreement, may be terminated prior to the expiration of the
Term of this Agreement only as provided in this section 5.


      5.1  Death or Disability.
           -------------------

           (a) The Company may terminate the Executive's employment hereunder due to death or Disability (as defined below). If Executive's employment is terminated as a result of death or Disability, Executive (or Executive's estate or personal representative in the event of death) shall be entitled to receive Executive's full Base Salary until the expiration of six

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months from the date on which Executive was first unable to substantially perform his duties hereunder. Executive and/or Executive's dependents shall be entitled to continue to participate in the Company's welfare benefit plans and programs on the same terms as similarly situated active employees for a period of six months from the date Executive was first unable to substantially perform Executive's duties hereunder. Executive and/or Executive's dependents shall thereafter be entitled to any continuation of such benefits provided under such benefit plans or by applicable law.

           (b) "Disability" shall mean a total and permanent physical or mental impairment that substantially limits a major life activity of Executive and that renders Executive unable to perform the essential functions of Executive's position, even with reasonable accommodation that does not impose an undue hardship on the Company. Executive's Disability shall be determined by the Company, in good faith, based upon information supplied by Executive and/or Executive's medical personnel or others selected by the Company or its insurers.

      5.2  Termination by the Company for Cause.
           ------------------------------------
           (a) The Company may terminate the Executive's employment hereunder for Cause (as hereinafter defined). If the Company terminates the Executive's employment hereunder for Cause, the Executive shall be entitled to receive (1) all Base Salary due employee as of the date of termination, (2) any previously authorized bonus (if any) for the period of Executive's employment prior to the discharge or resignation, and (3) any previously vested benefits, such as previously vested retirement benefits. Furthermore, the Company shall honor any rights previously vested in Executive under a stock option or similar plan or program.

           (b)  "Cause" shall mean (1) the Executive's conviction of a felony;
(2) a material breach of this Agreement by the Executive and/or the Executive's gross neglect of his duties hereunder; or (3) the Executive's addiction to alcohol or to a drug not prescribed by a physician.

      5.3  Termination Without Cause or Termination for Good Reason.
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           (a)  The Company may terminate the Executive's employment hereunder without Cause, and the Executive shall be permitted to terminate his employment hereunder for Good Reason (as hereinafter defined). If the Company terminates the Executive's employment hereunder without Cause, other than due to death or Disability, or if the Employee effects a termination for Good Reason, the Executive shall be entitled to receive all the benefits provided for under
Section 3.6 of this Agreement.

           (b) "Good Reason" means and shall be deemed to exist if, without the prior written consent of the Executive, (1) the Executive suffers a reduction in duties, responsibilities or effective authority associated with his titles and positions as set forth and described in this Agreement or is assigned any duties or responsibilities inconsistent in any material respect therewith; (2) the Company fails to substantially perform any material term or provision of this Agreement; or (3) the Executive's compensation or benefits provided for hereunder is decreased.

  6.  Arbitration.
      -----------

      6.1  General.  Any dispute, controversy or claim arising out of or
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relating to this Agreement, the breach hereof or the coverage or enforceability of this arbitration provision shall be settled by arbitration in Riverside County, California (or such other location as the Company and Executive may mutually agree), conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as such rules are in effect in Riverside on the date of delivery of demand for arbitration. The arbitration of any such issue, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law. Notwithstanding the foregoing, either party hereto may seek any provisional remedy in a court, including but not limited to an action for injunctive relief or attachment, without waiving the right to arbitration.

      6.2  Procedure.  There shall be three arbitrators, one to be chosen by
           ---------
each party at will within 10 days from the date of delivery of demand for arbitration and the third arbitrator to be selected by the two arbitrators so chosen. If the two arbitrators are unable to select a third arbitrator within 10 days after the last of the two arbitrators is chosen by the parties, the third arbitrator will be designated, on application by either party, by the American Arbitration

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Association.  The decision of a majority of the arbitrators shall be final and binding on both parties and their respective heirs, executors, administrators, personal representatives, successors and assigns. Judgment upon any award of the arbitrators may be entered in any court having jurisdiction, or application may be made to any such court for the judicial acceptance of the award and for an order of enforcement.

      6.3  Costs and Expenses.  The Company shall pay the fees of all
           ------------------
arbitrators, witnesses and such other expenses as may be generated by the arbitration, except Executive's attorneys fees, unless a majority of the arbitrators concludes that such arbitration procedure was not instituted in good faith by Executive. In such event the arbitrators shall be empowered to allocate fees and assess costs and other expenses of the arbitration, except attorneys fees, as they may deem appropriate, bearing in mind the relative financial abilities of the parties and the respective merits of their positions.

  7.  Non-Assignment.  This Agreement shall not be assignable nor the duties
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hereunder delegable by Executive.  None of the payments hereunder may be encumbered, transferred or in any way anticipated. The Company shall not assign this Agreement nor shall it transfer all or any substantial part of its assets without first obtaining in conjunction with such transfer the express assumption of the obligations hereof by the assignee or transferee.

  8.  Remedies.  Executive acknowledges that the services Executive is to
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render under this Agreement are of a unique and special nature, the loss of which cannot reasonably or adequately be compensated for in monetary damages, and that irreparable injury and damage will result to the Company in the event of any default or breach of this Agreement by Executive. Because of the unique nature of the Confidential Information, Executive further acknowledges and agrees that the Company will suffer irreparable harm if Executive fails to comply with the obligations in section 4 hereof and that monetary damages would be inadequate to compensate the Company for such breach. Accordingly, Executive agrees that the Company will, in addition to any other remedies available to it at law, in equity or, without limitation, otherwise, be entitled to injunctive relief and/or specific performance to enforce the terms, or prevent or remedy the violation, of any provisions of this Agreement. This provision shall not constitute a waiver by the Company of any rights to damages or other remedies which it may have pursuant to this Agreement or otherwise.

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  9.  Survival.  The provisions of sections 4, 5, 6 and 8 shall survive the
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expiration or earlier termination of this Agreement.

  10.  Notices.  Any notices or other communications relating to this Agreement
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shall be in writing and delivered personally or mailed by certified mail, return receipt requested, to the party concerned at the address set forth below:

   If to Company:      United States Filter Corporation

                       40-004 Cook Street

                       Palm Desert, California  92211

                       Attn: General Counsel

   If to Executive:    At Executive's residence address as maintained by
                       the Company in the regular course of its business for payroll purposes.

Either party may change the address for the giving of notices at any time by notice given to the other party under the provisions of this section 10.

  11.  Entire Agreement.  This Agreement constitutes the entire agreement
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between the parties and supersedes all prior written and oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by both parties.

  12.  Counterparts.  This Agreement may be executed in counterparts, each of
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which shall be an original, but all of which together shall constitute one agreement.

  13.  Construction.  This Agreement shall be governed under and construed in
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accordance with the laws of the State of California.  The paragraph headings and captions contained herein are for reference purposes and convenience only and shall not in any way affect the meaning or interpretation of this Agreement. It is intended by the parties that this Agreement be interpreted

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in accordance with its fair and simple meaning, not for or against either party, and neither party shall be deemed to be the drafter of this Agreement.

  14.  Severability.  If any portion or provision of this Agreement is
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determined by arbitration or by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining portions or provisions hereof shall not be affected The covenants in this Agreement are severable and separate, and the unenforceability of any specific covenant shall not affect the enforceability of
any other covenant.   Moreover,  in the event any court of competent
jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

  15.  Binding Effect.  The rights and obligations of the parties under this
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Agreement shall be binding upon and inure to the benefit of the permitted successors, assigns, heirs, administrators, executors and personal representatives of the parties.

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       IN WITNESS WHEREOF, the parties have executed this Agreement on the day and in the year first written above.


                         UNITED STATES FILTER CORPORATION


                         By:     /s/ Dr. Alfred E. Osborne, Jr.
                                 ------------------------------
                         Name:   Dr. Alfred E. Osborne, Jr.
                         Title:  Chairman, Compensation Committee of the
                                 Board of Directors


                         EXECUTIVE

                         HARRY K. HORNISH, JR.

                         /s/ Harry K. Hornish, Jr.
                         -------------------------
                         Signature

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